INVESTOR CONTACT:
Lippert/Heilshorn & Associates, Inc.
Don Markley
dmarkley@lhai.com
(310) 691-7100

Genesis Biopharma Signs Cooperative Research and Development Agreement with the National Cancer Institute to Develop Cancer Immunotherapies

LOS ANGELES (August 10, 2011) – Genesis Biopharma, Inc. (OTC/BB: GNBP), a biotechnology company developing targeted cancer immunotherapies, today announced it has signed a Cooperative Research and Development Agreement (CRADA) with the National Cancer Institute (NCI).  Under the terms of the five-year cooperative research and development agreement, Genesis Biopharma will work with Steven A. Rosenberg, M.D., Ph.D., the NCI Surgery Branch Chief, to develop adoptive cell immunotherapies that are designed to destroy metastatic melanoma cells using a patient’s tumor infiltrating lymphocytes.

Specifically, the CRADA will (i) support the in vitro development of improved methods for the generation and selection of tumor infiltrating lymphocytes with anti-tumor reactivity from patients with metastatic melanoma, (ii) develop approaches for large-scale production of tumor infiltrating lymphocytes that are in accord with Good Manufacturing Practice (GMP) procedures suitable for use in treating patients with metastatic melanoma, and (iii) allow the conduct of clinical trials using these improved methods of generating tumor infiltrating lymphocytes as well as improved adoptive cell therapy preparative regimens for the treatment of metastatic melanoma.

Both Genesis Biopharma and the NCI may provide personnel, services, facilities, equipment or other resources under the agreement.  Genesis Biopharma will provide funding for the CRADA research project.  Genesis Biopharma will have an exclusive option to negotiate an exclusive license to any new inventions developed jointly or solely by NCI scientists as a result of the research activities under the CRADA.

“The medical oncology community is very aware of Dr. Rosenberg’s groundbreaking work using adoptive cell therapy and tumor infiltrating lymphocytes for the treatment of metastatic melanoma”, stated Anthony J. Cataldo, Chairman and Chief Executive Officer of Genesis Biopharma.  “We look forward to working with Dr. Rosenberg and his colleagues at the NCI on this research project.”

Genesis Biopharma has been independently developing Cōntego™, the Company’s autologous cell therapy product candidate for the treatment of metastatic melanoma, and has partnered with members of its Scientific and Medical Advisory Board for advice and assistance.  Genesis Biopharma’s Scientific and Medical Advisory Board is comprised of leading oncology researchers and clinicians, and includes:

•	Cassian Yee, M.D., of the Fred Hutchinson Cancer Research Center
•	James Mulé, Ph.D. and Jeffrey Weber, M.D., Ph.D., of the H. Lee Moffitt Cancer Center & Research Institute
•	Patrick Hwu, M.D. and Laszlo Radvanyi, Ph.D., of MD Anderson Cancer Center
•	Daniel Powell, Ph.D., of the University of Pennsylvania School of Medicine
•	Mario Sznol, M.D., of Yale University School of Medicine
•	David DiGiusto, Ph.D., of the City of Hope

Genesis Biopharma also recently announced the signing of a process development and scale-up agreement relating to the manufacture of Cōntego with Lonza, one of the world's leading suppliers to the pharmaceutical, healthcare and life science industries. Lonza is also one of the largest manufacturers of autologous cell therapy products.

About Genesis Biopharma, Inc.

Genesis Biopharma, Inc. is a development-stage biotechnology company engaged in the development of targeted cancer immunotherapies. For more information about the company, visit www.genesis-biopharma.com.

Forward-Looking Statements

The foregoing announcement contains forward-looking statements that can be identified by such terminology as “expects”, “hopes”, “potential”, “suggests”, “bodes”, “may”, “should”, “could”, or similar expressions.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from any future results, performance or achievements expressed or implied by such statements.  In particular, management's expectations regarding future research, development and/or commercial results could be affected by, among other things, uncertainties relating to clinical trials and product development; availability of future financing; unexpected regulatory delays or government regulation generally; the company's ability to obtain or maintain patent and other proprietary intellectual property protection; and competition in general.  Forward-looking statements speak only as of the date they are made.  The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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